                                                                    EXHIBIT 4.2

THIS NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.:
CUSIP No.:  754603 AB 4                        Principal Amount: $

                               RAYCHEM CORPORATION

                              7.20% Notes due 2008

        Raychem Corporation, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________________________ ($___________) on October 15, 2008, and to pay interest thereon from October 15, 1998 or from the most recent date to which interest has been paid or duly provided for, semiannually on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing April 15, 1999, and at Maturity, at the rate of 7.20% per annum, until the principal hereof is paid or duly made available for payment; provided that if, on any date (a "Step-up Date") during the period (the "Four Year Period") beginning on October 23, 1998 (the "Original Issue Date") and ending on the date which is the fourth anniversary of the Original Issue Date, the rating on the Notes is decreased to below Investment Grade (as defined below) by either of the Rating Agencies (as defined below), then the interest rate on this Note shall be automatically increased, effective from and including the Step-up Date, to a per annum rate (the "Step-up Rate") equal to the sum of Original Interest Rate (as defined below) plus 100 basis points; and provided, further, that if, on any date (a "Step-down Date") (whether during or after the Four Year Period) when the interest rate on this
Note is the Step-up Rate, the rating on the Notes shall be increased so that the Notes are rated as Investment Grade by both Rating Agencies, then the interest rate on this Note shall be automatically decreased, effective from and including the Step-down Date, to the Original Interest Rate; it being understood that the interest rate on this Note may from time to time be increased to the Step-up Rate (but only during the Four Year Period) and, if so increased, thereafter decreased to the Original Interest Rate (both during and after the Four Year Period) as set forth in the provisos to this sentence. For purposes of the preceding sentence, a change in the rating on the Notes by any Rating Agency shall be deemed to have occurred on such date as such Rating Agency shall have publicly announced such change. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor

Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

        The Company covenants and agrees that, as promptly as practicable after any increase or decrease in the interest rate on this Note as described above, it will (a) send written notice to the Trustee and the Holders of the Notes in the manner provided in the Indenture and (b) issue a press release, each of which shall state (i) that a change in the interest rate on the Notes has occurred and the reasons for such change in the interest rate, (ii) the interest rate per annum before giving effect to such change, (iii) the interest rate per annum after giving effect to such change, and (iv) the effective date of such change.

        "Investment Grade" means BBB- (or the equivalent) or higher by S&P or Baa3 (or the equivalent) or higher by Moody's or the equivalent of such ratings used by any other Rating Agency selected as provided in the definition of the term "Rating Agencies."

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Moody's" means Moody's Investor Services, Inc. and its successors.

        "Original Interest Rate" means 7.20% per annum.

        "Rating Agencies" means (i) S&P and Moody's or (ii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company by notice to the Trustee, which shall be substituted for S&P or Moody's or both, as the case may be; and "Rating Agency" shall mean either of the Rating Agencies. The Company covenants and agrees that it will use its best efforts to cause two Rating Agencies to make publicly available a rating on the Notes at all times during the Four Year Period and at all times thereafter when the interest rate on the Notes is the Step-up Rate.

        Payment of the principal of, premium, if any, and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or by transfer to an account maintained by the Person entitled thereto.

        This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of October 23, 1998 (herein called, together with all indentures supplemental thereto, the "Indenture") between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture and subject to the right of the Company to reopen such series for issuances of additional Securities of such series) in aggregate principal amount to $400,000,000.

        The Notes are redeemable, in whole or from time to time in part, at the option of the Company on any date (each, a "Redemption Date") at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the relevant Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date, according to their terms and the provisions of the Indenture.

        "Treasury Rate" means, with respect to any Redemption Date for the Notes, (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

        "Comparable Treasury Price" means, with respect to any Redemption Date for the Notes, (a) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Chase Securities Inc., J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third Business Day preceding such Redemption Date.

        "Final Maturity Date" means October 15, 2008.

        Notice of any redemption by the Company will be given as provided in the Indenture at least 30 days but not more than 60 days before the relevant Redemption Date to each Holder of Notes to be redeemed. If less than all the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate and as provided in the Indenture, the Notes to be redeemed.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and, premium, if any, and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture. In addition, the Indenture shall cease to be of further effect (subject to certain exceptions) with respect to the Notes when (1) either (A) all Notes previously authenticated and delivered have been delivered (subject to certain exceptions) to the Trustee for cancellation, or (B) all Notes (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on all such Notes not theretofore delivered to the Trustee for cancellation, and (2) the Company satisfies certain other conditions, all as more fully provided in the Indenture.

        This Note shall be governed by and construed in accordance with the laws of the State of New York.

        All terms used in this Note which are defined in the Indenture shall (except as otherwise provided herein with respect to the term "Business Day") have the meanings assigned to them in the Indenture.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _______________


[Seal]                                    RAYCHEM CORPORATION



                                          By: _____________________________
                                                 Name:
                                                 Title:



                                          By: _____________________________
                                                 Name:
                                                 Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series described in the within-mentioned Indenture.

CHASE MANHATTAN BANK AND TRUST
COMPANY, NATIONAL ASSOCIATION,
as Trustee


By: _________________________________
          Authorized Signatory

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common             UNIF GIFT MIN ACT-- ___ Custodian __
TEN ENT -- as tenants by the entireties                        (Cust)    (Minor)
JT TEN  -- as joint tenants with right of      Under Uniform Gifts to Minors Act
           of survivorship and not as                   ________________________
           tenants in common                                   (State)

     Additional abbreviations may also be used though not in the above list.
                     ______________________________________

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) auto:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
________________________________________________________________________________
the within security and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________ Attorney
to transfer said security on the books of the Company with full power of substitution in the premises.

Dated:  __________________________________________________________________

        Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.